Exhibit 32

Certification Pursuant to Section 906

of Sarbanes-Oxley Act of 2002

We, Harris A. Shapiro and Irene J. Marino, do hereby certify that:

1                  This quarterly report of PerfectData Corporation containing the financial statements for the quarters ended December 31, 2004 and 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

2                  The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of PerfectData Corporation.

Date: February 1, 2005

/s/ Harris A. Shapiro
Harris A. Shapiro
Chairman of the Board and
Chief Executive Officer

/s/ Irene J. Marino
Irene J. Marino
Vice President, Finance
Chief Financial Officer and
Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to PerfectData Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.

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